UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

TESSERA TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 29, 2013, outside legal counsel to Tessera Technologies, Inc. sent the following letter to Starboard Value LP’s outside legal counsel.

DIRECT DIAL

650-470-4530

DIRECT FAX

650-470-4570

EMAIL ADDRESS

KENTON.KING@SKADDEN.COM

April 29, 2013

VIA FAX AND EMAIL

Olshan Frome Wolosky LLP

Park Avenue Tower

66 East 55th Street

New York, NY 10022

Attn:	Steve Wolosky, Esq.
Andrew Freedman, Esq.

Dear Mr. Wolosky and Mr. Freedman:

As counsel to Tessera Technologies, Inc. (the “Company”), I am writing to you on the Company’s behalf to inform you that the Board of Directors of the Company (the “Board”) today determined to expand the number of board seats that will be open for election at Company’s 2013 Annual Meeting of Stockholders (the “Annual Meeting”) by two (2) seats such that effective as of the Annual Meeting the Board will consist of eight (8) members. The Board is, however, still nominating a slate of only six (6) directors for the available eight (8) seats. By doing this, the Company has effectively assured that under the plurality voting standard of its bylaws Starboard Value and Opportunity Master Fund Ltd (“Starboard”) will obtain representation of at least two (2) of its nominees on the Board.

Under the advance notice of stockholder nominees provision of the Company’s bylaws, the deadline for stockholders of the Company to deliver notice of nominations of directors to the Board was February 15, 2013. In view of the expansion of the size of the Board, the Board has determined to provide Starboard a waiver from such deadline to permit Starboard to provide notice of an additional two (2) nominees should Starboard determine to run a full 8-person slate. This waiver requires that Starboard provide the names of such nominees and all other information required by Section 2.5 of the Company’s bylaws, by no later than May 9, 2013.

In view of the foregoing, the Company seeks the agreement of Starboard, and the consent of each of Starboard’s nominees for the election of directors at the Annual Meeting (the “Starboard Nominees”), in accordance with Rule 14a-4(d)(1) and Rule 14a-4(d)(4) under the Securities Exchange Act of 1934, as amended (the “SEC Rules”), to include each of the Starboard Nominees on a universal proxy card for the Annual Meeting that would list each of the Starboard Nominees, in addition to the Board’s six (6) nominees, to enable the Company’s stockholders to freely select up to eight (8) nominees from all nominees running for election at the Annual Meeting regardless of whether such nominee appears on the Board’s slate of nominees or Starboard’s slate of nominees. The Board believes that this will facilitate voting by the Company’s stockholders and give stockholders maximum flexibility and choice to select a Board of their choosing from among competing nominees. If I do not hear from you affirmatively by Thursday, May 2, 2013 at 5:00 p.m. Pacific Time, the Company will assume that Starboard is not willing to facilitate such consent.

The Board continues to believe, as they have repeatedly stated, that a negotiated settlement of this proxy contest is in the best interest of all the Company’s stockholders and remains open to a discussion that accomplishes that result.

Sincerely,

Kenton J. King

cc:	Bernard J. Cassidy
Executive Vice President, General Counsel and Corporate Secretary
Tessera Technologies, Inc.